AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1999.

                                                      REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  AVTEAM, INC.
             (Exact name of registrant as specified in its charter)

                  FLORIDA                                   65-0313187
       (State or other jurisdiction                      (I.R.S. Employer
     of incorporation or organization)                Identification number)

    3230 EXECUTIVE WAY, MIRAMAR FLORIDA                       333025
 (Address of principal executive offices)                   (Zip Code)

                       AVTEAM, INC. 1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 DONALD A. GRAW
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  AVTEAM, INC.
                               3230 EXECUTIVE WAY
                             MIRAMAR, FLORIDA 33025
                     (Name and address of agent for service)

                                 (954) 431-2359
          (Telephone number, including area code, of agent for service)

                          Copies of communications to:

                             ANDREW HULSH, ESQUIRE
                                BAKER & MCKENZIE
                        1200 BRICKELL AVENUE, 19TH FLOOR
                              MIAMI, FLORIDA 33131

                               ------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================================================
                                                        PROPOSED               PROPOSED
                                                        MAXIMUM                 MAXIMUM
                                 AMOUNT                 OFFERING               AGGREGATE              AMOUNT OF
TITLE OF SECURITIES               TO BE                  PRICE                  OFFERING            REGISTRATION
TO BE REGISTERED             REGISTERED (1)          PER SHARE (2)            PRICE (1)(2)           FEE (1)(2)
----------------             --------------          -------------            ------------          ------------
     Class A
Common Stock,                600,000 Shares             $4.90                 $2,940,000              $817.32
$0.01 par value
================================================================================================================

(1)      Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement covers such additional number of shares of
         Class A Common Stock that may be issuable pursuant to the anti-dilution provisions of the AVTEAM, Inc. 1996 Employee Stock Option Plan
         described herein.
(2)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.
================================================================================================================

                                    PART II.
                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated into this Registration Statement by reference:

         (1) The registrant's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Annual Report"), filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (2) All other reports filed with the Commission by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the registrant's fiscal year covered by the Annual Report referred to in (1), above; and

         (3) A description of the registrant's Class A Common Stock, par value $.01 per share, and related matters included in the registrant's Registration Statement on Form 8-A filed with the Commission on October 15, 1998.

         All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Florida law and the registrant's Articles of Incorporation authorize the registrant to indemnify the Company's directors, officers, employees and agents. In addition, the registrant's Articles and Florida law presently limit the personal liability of corporate directors for monetary damages, except where the directors (i) breach their fiduciary duties, and (ii) such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or willful acts or misconduct.

         At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

EXHIBIT NO.       EXHIBIT
-----------       -------
4.1               AVTEAM, Inc. 1996 Stock Option Plan

5.1 Opinion of Baker & McKenzie, regarding legality of the securities covered by this Registration Statement.

23.1 Consent of Baker & McKenzie, counsel for the registrant, to the use of its opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such counsel in this Registration Statement (contained in Exhibit 5.1 to this Registration Statement).

23.2              Consent of Ernst & Young, LLP, independent Certified Public
                  Accountants.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933 (the "Act");

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miramar, State of Florida, on February 16, 1999.

                                      AVTEAM, INC.

                                      By:  /s/ DONALD A. GRAW
                                           -------------------------------------
                                           Donald A. Graw
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

NAME                           TITLE                                  DATE
 /s/ DONALD A. GRAW            Chairman of the Board of Directors,    February 16 , 1999
---------------------------       President, Chief Executive
Donald A. Graw                    Officer, (Principal Executive
                                  Officer)

 /s/ MARK S. KOONDEL           Chief Financial Officer, Treasurer     February 16, 1999
---------------------------       (Principal Financial and
Mark S. Koondel                   Accounting Officer)

 /s/ JAIME J. LEVY             Executive Vice President, Director     February 16, 1999
---------------------------
Jaime J. Levy

 /s/ RICHARD PRESTON           Secretary, Director                    February 16, 1999
---------------------------
Richard Preston

 /s/ EUGENE P. LYNCH           Director                               February 16, 1999
---------------------------
Eugene P. Lynch

 /s/ JAMES McLELLAN            Director                               February 16, 1999
---------------------------
James McLellan

 /s/ SANFORD MILLER            Director                               February 16, 1999
---------------------------
Sanford Miller

 /s/ ROBERT MUNSON             Director                               February 16, 1999
---------------------------
Robert Munson

         Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miramar, State of Florida, on February 16, 1999.

                                      AVTEAM, INC.

                                      By:  /s/ DONALD A. GRAW
                                           -------------------------------------
                                           Donald A. Graw
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

         The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

EXHIBIT NO.       EXHIBIT                                                   PAGE
-----------       -------                                                   ----
4.1               AVTEAM, Inc. 1996 Stock Option Plan

5.1 Opinion of Baker & McKenzie regarding legality of the securities covered by this Registration statement

23.1 Consent of Baker & McKenzie, legal counsel for the Company, to the use of its opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such counsel in this Registration Statement (contained in Exhibit 5.1 to this Registration Statement)

23.2              Consent of Ernst & Young, LLP, independent Certified
                  Public Accountants